Exhibit 23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2021 relating to the financial statements of Kforce Inc. and subsidiaries and the effectiveness of Kforce Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Kforce Inc. and subsidiaries for the year ended December 31, 2020. /s/ Deloitte & Touche LLP Tampa, Florida April 23, 2021